Exhibit 10.1

HAND DELIVERY


                                 August 3, 1998


Mr. Stan J. Ruhe
German American Bancorp
711 Main Street
P O Box 810
Jasper, IN  47547-0810

         RE:  Incentive Stock Option Agreement


Dear Mr. Ruhe:

         The Stock Option Committee of the Board of Directors of German American Bancorp (the "Corporation"), pursuant to section 7 of the GAB Bancorp 1992 Stock Option Plan (the "Plan"), hereby grants to you, in replacement of a portion of the shares covered by your options dated April 20, 1993 which has been exercised in part as of this date, a replacement option (the "Option"), which Option shall have the following terms and conditions, in addition to those provided in the
Plan:

1. Number of Shares: 306 shares, subject to adjustment as provided in the Plan.

2. Exercise Price: $29.275 per share, subject to adjustment as provided in the Plan.

3. Expiration Date: The Option, to the extent unexercised, shall expire at 12:00 noon, Jasper time, on April 19, 2003.

4. Exercisability. The Option shall become exercisable in full on the first day following the expiration of twelve months following the date of this Option, and shall be canceled, as specified pursuant to
          Section 7 of the Plan, if you sell shares of common stock of the Company during such twelve-month period, subject to the exceptions expressed in such Section 7.

      10.1 - (2)

                                  Exhibit 10.1

         The Option, which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, shall be in all respects limited and conditioned as provided in the Plan. A copy of the Plan is enclosed with this letter. During your lifetime, the Option will be exercisable only by you. Neither the Option nor any right thereunder may be transferred other than by will or the laws of descent and distribution. Exercise of the Option shall be subject to your making the representations set forth below and any representations to such other matters as the Committee, in its discretion, may determine to be necessary or advisable to evidence compliance with requirements under the Securities Act of 1933, as amended, or state securities laws for registering or exempting from registration any offer of sale of the Corporation's securities pursuant to the Plan.

         This letter, upon your delivery of an executed copy to the Corporation, shall constitute a binding incentive stock option agreement between your the Corporation.


                                                  Very truly yours,

                                                  GERMAN AMERICAN BANCORP


                                                  BY THE STOCK OPTION COMMITTEE
                                                  OF THE BOARD OF DIRECTORS


                                                  BY:
                                                     By/s/Joseph F. Steurer
                                                     Chairman of the
                                                     Stock Option Committee


                          ACKNOWLEDGMENT AND AGREEMENT

         I hereby acknowledge receipt of this letter granting me the above Option as well as receipt of a copy of the Plan, and I acknowledge and agree to be bound by the following:

     1. I have received a copy of the Plan and agree to be bound by the terms and conditions set for the therein.

      10.1 - (3)

     2. The Common Shares subject to the Option are being offered pursuant to the "private offering" exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). In that connection, I agree that I will acquire Common Shares pursuant to this Option for investment purposes for my own account without any view to redistribute them to others. Further, I agree not to sell, pledge, hypothecate, or otherwise transfer Common Shares acquired pursuant to the Option except upon delivery to the Corporation of an opinion of counsel or such other evidence as may be satisfactory to the Corporation that such transfer is exempt from registration under the 1933 Act, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.

     3. The certificates evidencing the Common Shares, including both originally
and  subsequently   issued   certificates,   will  bear  a  restrictive   legend
substantially as follows:

         The Common Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and have been acquired in a private offering. Sales, pledges, hypothecations, and other transfers of the Common may be made only upon delivery to the Corporation of an opinion of counsel or other evidence satisfactory to the Corporation that such transfer is exempt from registration under the Securities Act of 1933, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.

     4. The Corporation will issue instructions to its transfer agent, Fifth Third Bank, not to honor request for transfer of Common Shares issued subject to the Option, whether or not evidenced by originally or subsequently issued certificates, unless the conditions set forth in the preceding legend have been satisfied.

EXECUTED the 3rd day of August, 1998.


By/s/Stan J. Ruhe
Stan J. Ruhe